EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned directors of EnteroMedics Inc. (the “Company”), hereby severally constitute and appoint Mark B. Knudson, Ph.D. as our true and lawful attorney, having full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney shall do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, this Power of Attorney has been signed on the 25th day of May, 2007, by the following persons:

Signature

/s/ Luke Evnin, Ph.D.
Luke Evnin, Ph.D.

/s/ Catherine Friedman
Catherine Friedman

/s/ Carl Goldfischer, M.D.
Carl Goldfischer, M.D.

/s/ Bobby I. Griffin
Bobby I. Griffin

/s/ Donald C. Harrison, M.D.
Donald C. Harrison, M.D.

/s/ Paul H. Klingenstein
Paul H. Klingenstein

/s/ Ellen Koskinas
Ellen Koskinas

/s/ Nicholas L. Teti, Jr.
Nicholas L. Teti, Jr.